Exhibit 99.1

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034
PRESS RELEASE

Avnet Reports First Quarter Fiscal 2018 Results

Phoenix, October 26, 2017 - Avnet, Inc. (NYSE:AVT) today announced results for the first quarter ended September 30, 2017.

First Quarter Results

•	Sales of $4.7 billion exceeded expectations and increased 13.2% year over year
o	Organic sales increased 3.5% in constant currency from the year ago quarter
•	Diluted earnings per share (EPS) from continuing operations of $0.47
o	Adjusted diluted EPS from continuing operations of $0.76
•	Returned $94 million of cash to shareholders via our share repurchase and dividend programs

	First Quarters Ended
				Organic
	September 30, 2017	October 1, 2016 (1)	Change	Growth
Avnet	$ in millions, except per share data
Sales	$4,660.9	$4,118.1	13.2%	4.8%
Constant Currency (2)			11.8%	3.5%
Americas	1,185.5	1,250.5	(5.2)%	(14.5)%
EMEA	1,693.0	1,265.3	33.8%	19.4%
Constant Currency (2)			28.0%	14.3%
Asia	1,782.4	1,602.3	11.2%	8.5%
Constant Currency (2)			12.3%	9.6%

Operating Income	70.0	129.5	(46.0)%
Adjusted Operating Income (3)	141.9	161.4	(12.0)%

Income from continuing operations	58.2	67.7	(14.0)%
Adj Income from continuing operations (3)	94.8	96.6	(1.8)%

Diluted EPS continuing operations	$0.47	$0.52	(9.6)%
Adj Diluted EPS continuing operations (3)	$0.76	$0.74	2.7%

(1)	Financial information is for continuing operations and excludes the Technology Solutions (TS) business as the sale of this business was completed during Q3 FY17.
(2)	Year-over-year sales growth rate excludes the impact of changes in foreign currency exchange rates.
(3)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the Non-GAAP Financial Information section in this press release.

“Revenue exceeded expectations this quarter driven by strength in our EMEA and Asia regions where market share gains more than offset the negative impact of supplier channel changes. Our EMEA region delivered a fourth consecutive quarter of double digit year-over-year organic growth as revenue increased 14.3% in constant currency while Asia grew nearly 10% organically. Premier Farnell also delivered higher than expected results during the quarter,” said Bill Amelio, CEO of Avnet. “Organic revenue in our Americas region declined 14.5% year over year driven in part by supplier channel changes. The remainder of the decline is primarily due to the cumulative impact of the ERP implementation that negatively impacted our gross profit and operating income margins. We are, however, encouraged that the Americas team is regaining momentum as many metrics for our customer service levels have begun to improve to pre-ERP implementation levels. Given our performance in the Americas this quarter, we are accelerating previously announced cost reduction initiatives to ensure we meet our fiscal 2018 commitments. With our international regions performing well and our digital ecosystem delivering higher margin growth, we believe we are positioned to drive improved financial performance exiting this important transition year.”

Operating Group Results

		Year-over-Year Growth Rates
	Q1 FY18	Reported	Organic
	Sales	Sales	Sales
	(in millions)
Sales
Electronic Components	$4,307.3	4.6%	4.6%
Constant Currency (1)		3.3%	3.3%

Premier Farnell (acquired Oct 17, 2016)	$353.7	—	7.6%
Constant Currency (1)		—	6.2%

	Q1 FY18	Q1 FY17	Change
Operating Income
Electronic Components	$139.6	$185.1	(24.6)%
Premier Farnell	34.8	—	—

Operating Income Margin
Electronic Components	3.2%	4.5%	(125)	bps
Premier Farnell	9.8%	—	—

(1)	Refer to Non-GAAP Financial Information section in this press release.

•	Electronic Components sales exceeded expectations driven by strength in the EMEA and Asia regions
o	Sales increased 3.3% from the year ago quarter in constant currency
•	Premier Farnell organic sales increased 6.2% year over year in constant currency
•	Electronic Components EMEA organic sales increased 14.9% year over year in constant currency, the 17th consecutive quarter of year-over-year growth
•	Electronic Components Asia organic sales increased 9.3% year over year and 9.8% sequentially in constant currency

Cash Flow and Returns to Shareholders

•	Cash used for operating activities was $128.0 million in the September quarter
•	Cash and cash equivalents at the end of the quarter was $539.7 million; net debt (total debt less cash and cash equivalents) was $1.15 billion
•	Repurchased $72.1 million or 1.9 million shares in the quarter. Entering the second quarter, the Company had $327.0 million remaining under the current share repurchase authorization
•	Avnet paid a dividend of $0.18 per share, or $22.0 million, during the quarter

“In the September quarter we utilized cash to build inventory levels as a result of our strong book-to-bill ratio and lengthening lead times across all three regions,” said Ken Jacobson, interim CFO of Avnet.  “We used the proceeds from the sale of our Tech Data shares, which we acquired with the sale of the Technology Solutions business, to return cash to shareholders via our share repurchase program. With our strong balance sheet and liquidity of approximately $2.0 billion, we are well positioned to invest in future growth while continuing to execute on our strategy and transformation initiatives that will make Avnet a leaner and more agile enterprise serving the global technology supply chain with innovative solutions.”

 Outlook for Second Quarter of Fiscal 2018 Ending on December 30, 2017

•	Sales are expected to be in the range of $4.25 billion to $4.55 billion
•	Adjusted diluted earnings per share is expected to be in the range of $0.67 to $0.77 per share
•	The guidance assumes 123 million average diluted shares outstanding and an adjusted tax rate of 21% to 25%

Outlook for Fiscal 2018 Ending on June 30, 2018

•	Sales are expected to be in the range of $18.1 billion to $18.5 billion
•	Adjusted diluted earnings per share is expected to be in the range of $3.10 to $3.60 per share
•	The guidance assumes 123 million average diluted shares outstanding and an adjusted tax rate of 21% to 25%

The above guidance excludes any additional acquisitions, any results of discontinued operations, amortization of intangibles, accelerated depreciation, any potential restructuring, integration, and other expenses and certain income tax adjustments. In addition, the above guidance assumes that the average U.S. Dollar to Euro currency exchange rate for the second quarter of fiscal 2018 is $1.18 to €1.00. This compares with an average exchange rate of $1.08 to the Euro in the second quarter of fiscal 2017.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Avnet’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, implementing and maintaining ERP systems and transitioning to a global ERP system, supplier losses and changes to supplier programs, an industry down-cycle in semiconductors, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or price discounts by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Teleconference and Upcoming Events

Avnet will host a quarterly teleconference today at 11:00 a.m. Eastern Time. Financial information including financial statement reconciliations of non-GAAP to GAAP financial measures will be available through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the teleconference will also be available after the call.

For a listing of Avnet’s upcoming events and other information, please visit Avnet’s Investor Relations website at www.ir.avnet.com.

About Avnet

From idea to design and from prototype to production, Avnet supports customers at each stage of a product’s lifecycle. A comprehensive portfolio of design and supply chain services makes Avnet the go-to guide for innovators who set the pace for technological change. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.

Visit the Avnet Investor Relations website at www.ir.avnet.com or contact us at investorrelations@avnet.com. (AVT_IR)

Investor Relations Contact

Vincent Keenan

Investor Relations

(480) 643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Corporate Communications

480-643-7499

maureen.o’leary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	First Quarters Ended
	September 30,	October 1,
	2017	2016
	(Thousands, except per share data)
Sales	$4,660,943	$4,118,104
Cost of sales	4,048,388	3,595,449
Gross profit	612,555	522,655
Selling, general and administrative expenses	496,206	363,672
Restructuring, integration and other expenses	46,394	29,469
Operating income	69,955	129,514
Other income (expense), net	15,579	(13,734)
Interest expense	(24,060)	(27,236)
Income from continuing operations before taxes	61,474	88,544
Income tax expense	3,292	20,856
Income from continuing operations, net of tax	58,182	67,688
Income from discontinued operations, net of tax	121	1,155
Net income	$58,303	$68,843

Earnings per share - basic:
Continuing operations	$0.48	$0.53
Discontinued operations	0.00	0.01
Net income per share basic	$0.48	$0.54

Earnings per share - diluted:
Continuing operations	$0.47	$0.52
Discontinued operations	0.00	0.01
Net income per share diluted	$0.47	$0.53

Shares used to compute earnings per share:
Basic	122,685	127,531
Diluted	123,984	129,763
Cash dividends paid per common share	$0.18	$0.17

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	July 1,
	2017	2017
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$539,679	$836,384
Marketable securities	197,949	281,326
Receivables, net	3,417,427	3,337,624
Inventories	3,129,032	2,824,709
Prepaid and other current assets	261,600	253,765
Total current assets	7,545,687	7,533,808
Property, plant and equipment, net	510,303	519,575
Goodwill	1,178,005	1,148,347
Intangible assets, net	290,962	277,291
Other assets	248,201	220,568
Total assets	$9,773,158	$9,699,589

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$195,498	$50,113
Accounts payable	1,917,749	1,861,635
Accrued expenses and other	598,456	542,023
Total current liabilities	2,711,703	2,453,771
Long-term debt	1,495,139	1,729,212
Other liabilities	322,213	334,538
Total liabilities	4,529,055	4,517,521
Shareholders’ equity	5,244,103	5,182,068
Total liabilities and shareholders’ equity	$9,773,158	$9,699,589

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	September 30, 2017	October 1, 2016
	(Thousands)
Cash flows from operating activities:
Net income	$58,303	$68,843
Less: Income from discontinued operations, net of tax	121	1,155
Income from continuing operations	58,182	67,688

Non-cash and other reconciling items:
Depreciation	38,263	19,694
Amortization	25,506	1,930
Deferred income taxes	(23,436)	6,412
Stock-based compensation	8,609	17,576
Other, net	4,902	10,714
Changes in (net of effects from businesses acquired and divested):
Receivables	(32,409)	(64,587)
Inventories	(266,998)	182,240
Accounts payable	37,252	(164,777)
Accrued expenses and other, net	22,140	33,522
Net cash flows (used) provided by operating activities - continuing operations	(127,989)	110,412
Net cash flows used by operating activities - discontinued operations	—	(110,548)
Net cash flows used by operating activities	(127,989)	(136)

Cash flows from financing activities:
Repayment of notes	—	(300,000)
Borrowings (repayments) under accounts receivable securitization, net	28,000	(150,265)
Borrowings (repayments) under senior unsecured credit facility, net	(92,471)	—
Borrowings (repayments) under bank credit facilities and other debt, net	(24,888)	669,803
Repurchases of common stock	(68,113)	—
Dividends paid on common stock	(22,012)	(21,676)
Other, net	(579)	682
Net cash flows (used) provided by financing activities - continuing operations	(180,063)	198,544
Net cash flows used by financing activities - discontinued operations	—	(4,756)
Net cash flows (used) provided by financing activities	(180,063)	193,788

Cash flows from investing activities:
Purchases of property, plant and equipment	(26,659)	(34,729)
Acquisitions of businesses, net of cash acquired	(14,661)	—
Other, net	1,211	432
Net cash flows used for investing activities - continuing operations	(40,109)	(34,297)
Net cash flows provided (used) by investing activities - discontinued operations	45,391	(95)
Net cash flows provided (used) by investing activities	5,282	(34,392)
Effect of currency exchange rate changes on cash and cash equivalents	6,065	5,807
Cash and cash equivalents:
— (decrease) increase	(296,705)	165,067
— at beginning of period	836,384	1,031,478
— at end of period	$539,679	$1,196,545

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income tax expense, (v) adjusted income from continuing operations, (vi) adjusted diluted earnings per share, and (vii) sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “excluding the impact of changes in foreign currency exchange rates” or “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as well as other income (expense) excluding certain non-recurring amounts as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales and adjusted operating expense to gross profit ratio, which is defined as adjusted operating expenses (as defined above) divided by gross profit.

Management also believes income tax expense, income from continuing operations and diluted earnings per share from continuing operations adjusted for the impact of the items described above and certain items impacting income tax expense are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).

•

ROWC is defined as annualized adjusted operating income (as defined above) divided by the sum of the monthly average balances of receivables and inventories less accounts payable from both continuing and discontinued operations.

•

ROCE is defined as annualized, tax effected adjusted operating income (as defined above) divided by the monthly average balances of interest-bearing debt and equity (including the impact of adjustments to operating income discussed above) less cash and cash equivalents from both continuing and discontinued operations.

•

WC velocity is defined as annualized adjusted sales divided by the sum of the monthly average balances of receivables and inventories less accounts payable from both continuing and discontinued operations.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

Quarter Ended
September 30,
2017*
$ in thousands, except per share amounts
GAAP selling, general and administrative expenses - continuing operations	$496,206
Amortization of intangible assets and other - continuing operations	(25,585)
Adjusted operating expenses - continuing operations	470,620

GAAP operating income - continuing operations	$69,955
Restructuring, integration and other expenses - continuing operations	46,394
Amortization of intangible assets and other - continuing operations	25,585
Adjusted operating income - continuing operations	141,934

GAAP other income (expense), net - continuing operations	$15,579
Foreign currency gain - continuing operations	(9,886)
Adjusted other income (expense), net - continuing operations	5,692

GAAP income before income taxes- continuing operations	61,474
Restructuring, integration and other expenses - continuing operations	46,394
Amortization of intangible assets and other - continuing operations	25,585
Foreign currency gain - continuing operations	(9,886)
Adjusted income before income taxes - continuing operations	123,567

GAAP income tax expense (benefit) - continuing operations	$3,292
Restructuring, integration and other expenses - continuing operations	16,778
Amortization of intangible assets and other - continuing operations	5,200
Foreign currency gain - continuing operations	(3,431)
Discrete income tax benefit items, net - continuing operations	6,898
Adjusted income tax expense - continuing operations	28,737

GAAP income - continuing operations	$58,182
Restructuring, integration and other expenses (net of tax) - continuing operations	29,616
Amortization of intangible assets and other (net of tax) - continuing operations	20,385
Foreign currency gain - continuing operations (net of tax)	(6,455)
Discrete income tax benefit items, net - continuing operations	(6,898)
Adjusted income - continuing operations	94,829

GAAP diluted EPS - continuing operations	$0.47
Restructuring, integration and other expenses (net of tax) - continuing operations	0.24
Amortization of intangible assets and other (net of tax) - continuing operations	0.16
Foreign currency gain - continuing operations (net of tax)	(0.05)
Discrete income tax expense (benefit) items - continuing operations	(0.06)
Adjusted diluted EPS - continuing operations	0.76

* May not foot due to rounding

		Fiscal Year 2017
		Quarters Ended
	Fiscal	July 1,	April 1,	December 31,	October 1,
	2017*	2017*	2017*	2016*	2016*
		($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$1,770,627	$495,210	$480,190	$431,555	$363,672
Amortization of intangible assets and other - continuing operations	(54,526)	(19,822)	(22,497)	(9,829)	(2,378)
Adjusted operating expenses - continuing operations	1,716,101	475,388	457,693	421,726	361,294

GAAP operating income - continuing operations	$461,400	$93,373	$114,283	$124,230	$129,514
Restructuring, integration and other expenses - continuing operations	137,415	42,033	35,513	30,400	29,469
Amortization of intangible assets and other - continuing operations	54,526	19,822	22,497	9,829	2,378
Adjusted operating income - continuing operations	653,341	155,228	172,293	164,459	161,361

GAAP other (expense) income, net - continuing operations	$(44,305)	$(13,495)	$19,439	$(36,514)	$(13,734)
Unrealized (gain) loss on marketable securities and other - continuing operations	765	14,624	(13,859)	-	-
Acquisition related FX hedging and financing costs - continuing operations	43,707	-	-	32,700	11,007
Adjusted other (expense) income, net - continuing operations	167	1,129	5,580	(3,814)	(2,727)

GAAP income before income taxes- continuing operations	310,404	54,705	106,188	60,968	88,544
Restructuring, integration and other expenses - continuing operations	137,415	42,033	35,513	30,400	29,469
Amortization of intangible assets and other - continuing operations	54,526	19,822	22,497	9,829	2,378
Unrealized (gain) loss on marketable securities and other - continuing operations	765	14,624	(13,859)	-	-
Acquisition related FX hedging and financing costs - continuing operations	43,707	-	-	32,700	11,007
Adjusted income before income taxes - continuing operations	546,817	131,184	150,339	133,897	131,398

GAAP income tax expense (benefit) - continuing operations	$47,053	$(18,574)	$16,268	$28,503	$20,856
Restructuring, integration and other expenses - continuing operations	45,403	16,324	12,455	7,378	9,246
Amortization of intangible assets and other - continuing operations	14,670	6,654	5,077	2,342	597
Unrealized (gain) loss on marketable securities and other - continuing operations	1,381	6,812	(5,431)	-	-
Acquisition related FX hedging and financing costs - continuing operations	6,968	-	-	4,230	2,738
Discrete income tax benefit (expense) items, net - continuing operations	14,695	14,987	7,712	(9,369)	1,365
Adjusted income tax expense - continuing operations	130,170	26,203	36,081	33,084	34,802

GAAP income - continuing operations	$263,351	$73,279	$89,920	$32,465	$67,688
Restructuring, integration and other expenses (net of tax) - continuing operations	92,012	25,709	23,058	23,022	20,223
Amortization of intangible assets and other (net of tax) - continuing operations	39,856	13,168	17,420	7,487	1,781
Unrealized (gain) loss on marketable securities and other (net of tax) - continuing operations	(616)	7,812	(8,428)	-	-
Acquisition related FX hedging and financing costs (net of tax) - continuing operations	36,739	-	-	28,470	8,269
Discrete income tax expense (benefit) items, net - continuing operations	(14,695)	(14,987)	(7,712)	9,369	(1,365)
Adjusted income - continuing operations	416,647	104,981	114,258	100,813	96,596

GAAP diluted EPS - continuing operations	$2.05	$0.59	$0.69	$0.25	$0.52
Restructuring, integration and other expenses (net of tax) - continuing operations	0.73	0.21	0.18	0.18	0.16
Amortization of intangible assets and other (net of tax) - continuing operations	0.32	0.11	0.14	0.06	0.01
Unrealized (gain) loss on marketable securities and other (net of tax) - continuing operations	(0.01)	0.06	(0.07)	-	-
Acquisition related FX hedging and financing costs (net of tax) - continuing operations	0.28	-	-	0.22	0.06
Discrete income tax expense (benefit) items, net - continuing operations	(0.13)	(0.13)	(0.06)	0.07	(0.01)
Adjusted diluted EPS - continuing operations	3.24	0.84	0.88	0.77	0.74

* May not foot due to rounding

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales is measured on a sales from continuing operations basis. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following tables present the reconciliation of reported sales to organic sales for the first quarters of fiscal 2017 and fiscal 2018.

	First Quarters Ended				Sales		Organic
	Sales				As Reported		Sales
	As Reported	Sales	Sales	Sales	Year-Year %	Organic	Year-Year %
	and Organic	As Reported	Organic	As Reported	Change in	Sales	Change in
	Q1-Fiscal	Q1-Fiscal	Q1-Fiscal	Year-Year	Constant	Year-Year	Constant
	2018	2017	2017	% Change	Currency	% Change	Currency
	(Dollars in millions)
Avnet	$4,660.9	$4,118.1	$4,446.8	13.2%	11.8%	4.8%	3.5%
Avnet by region
Americas	$1,185.5	$1,250.5	$1,386.6	(5.2)%	—	(14.5)%	—
EMEA	1,693.0	1,265.3	1,417.6	33.8	28.0%	19.4	14.3%
Asia	1,782.4	1,602.3	1,642.6	11.2	12.3	8.5	9.6
Avnet by segment
EC	$4,307.2	$4,118.1	$4,118.1	4.6%	3.3%	4.6%	3.3%
PF	353.7	—	328.7	—	—	—	—

	First Quarter Ended
	Sales as		Organic
	Reported	Sales from	Sales
	Fiscal 2017	Acquisitions (1)	Fiscal 2017
	(in millions)
Avnet	$4,118.1	$328.7	$4,446.8
Avnet by region
Americas	$1,250.5	$136.1	$1,386.6
EMEA	1,265.3	152.3	1,417.6
Asia	1,602.3	40.3	1,642.6
Avnet by segment
EC	$4,118.1	$—	$4,118.1
PF	—	328.7	328.7

(1)	Includes Premier Farnell acquired on October 17, 2016, which has operations in each Avnet region.

Sales from suppliers lost as a result of supplier channel changes were $87.5 million, $105.8 million and $103.3 million in the first quarter of fiscal 2017 for the Americas, EMEA and Asia regions, respectively compared to sales of $26.5 million, $43.2 million and $37.0 million in the first quarter of fiscal 2018 for the Americas, EMEA and Asia regions, respectively.

Historical Segment Financial Information

First Quarter
September 30,
2017
(in millions)
Sales:
Electronic Components	$4,307.2
Premier Farnell	353.7
Avnet sales	$4,660.9

Operating income:
Electronic Components	$139.6
Premier Farnell	34.8
174.4
Corporate expenses	(32.4)
Restructuring, integration and other expenses	(46.4)
Amortization of acquired intangible assets and other	(25.6)
Avnet operating income	$70.0

Sales by geographic area:
Americas	$1,185.5
EMEA	1,693.0
Asia	1,782.4
Avnet sales	$4,660.9

		Fiscal Year 2017
		Quarters Ended

		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 1,	April 1,	December 31,	October 1,
	2017	2017	2017	2016	2016
	(in millions)
Sales:
Electronic Components	$16,474.1	$4,260.7	$4,090.9	$4,004.3	$4,118.1
Premier Farnell (1)	965.9	345.7	351.0	269.2	-
Avnet sales	$17,440.0	$4,606.4	$4,441.9	$4,273.6	$4,118.1

Operating income:
Electronic Components	$661.0	$152.4	$156.8	$166.7	$185.1
Premier Farnell (1)	99.8	35.5	40.3	24.0	-
	760.8	187.9	197.1	190.7	185.1
Corporate expenses (2)	(107.5)	(32.7)	(24.9)	(26.3)	(23.7)
Restructuring, integration and other expenses	(137.4)	(42.0)	(35.5)	(30.4)	(29.5)
Amortization of acquired intangible assets and other	(54.5)	(19.8)	(22.5)	(9.8)	(2.4)
Avnet operating income	$461.4	$93.4	$114.3	$124.2	$129.5

Sales by geographic area:
Americas	$5,163.9	$1,332.2	$1,328.6	$1,252.6	$1,250.5
EMEA	5,912.9	1,651.0	1,615.9	1,380.7	1,265.3
Asia	6,363.2	1,623.2	1,497.4	1,640.3	1,602.3
Avnet sales	$17,440.0	$4,606.4	$4,441.9	$4,273.6	$4,118.1

(1)	Premier Farnell was acquired on October 17, 2016.
(2)	Prior to the divestiture of the Technology Solutions business in Q3 FY17, a portion of Corporate support expenses were classified within discontinued operations.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the second quarter of fiscal 2018.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$0.67	$0.77
Restructuring, integration and other expense (net of tax) (1)	(0.19)	(0.16)
Amortization of intangibles and other (net of tax)	(0.15)	(0.13)
Income tax expense adjustments	(0.02)	0.02
GAAP diluted earnings per share guidance	$0.31	$0.50

(1)	Includes accelerated depreciation.

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for fiscal 2018.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$3.10	$3.60
Restructuring, integration and other expense (net of tax) (1)	(0.68)	(0.54)
Amortization of intangibles and other (net of tax)	(0.61)	(0.57)
Income tax expense adjustments	(0.04)	0.08
GAAP diluted earnings per share guidance	$1.77	$2.57

(1)	Includes accelerated depreciation.